Exhibit 3.1

Filed in the Office of Secretary of State State Of Nevada Business Number C7829-2003 Filing Number 20222607991 Filed On 9/12/2022 10:44:00 AM Number of Pages 3 BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Profit Corporation: Certificate of Amendment (PuRsuANTro NRs 78 . 380 & 78 . 385/78 . 390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PuRsuANTTo NRs 78 . 403) Officer's Statement (PuRsuANT To NRs 80.030) TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT 1. Entity information: Name of entity as on file with the Nevada Secretary of State: j 1nVivo Therapeutics Holdings Corp. 2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6) 3. Type of Amendment Filing Being Completed: (Select only one box) (If amending , complete section 1 , 3, 5 and 6 . ) Entity or Nevada Business Identification Number (NVID): l'- C _ 7 _ 8 _ 2 _ 9 _ - _ 20 _ 0 _ 3 ______ ___, CJ Certificate to Accompany Restated Articles or Amended and Restated Articles 0 Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ·---:J The certificate correctly sets forth the text of the a icfes or cert,ncate as amended to the date of the certificate . 1 = ] Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type. D Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following : {Check only one box) n incorporators I ] board of directors The undersigned affirmatively declare that to the date of this certificate , no stock of the corporation has been issued ~ J Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) [.I The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series , or as may be required by the provisions ot the articles of incorporationw have voted in favor of the amendment is: Name in home state, if using a modified name in Nevada : Jurisdiction of formation: l ____ -------··· Changes to takes the following effect: [] The entity name has been amended . [:; The purpose of the entity has been amended. r-7 The authorized shares have been amended. □ Other: (spe~ify change~) __ _ [] Dissolution f] Merger D Conversion * Officer's Statement musf6 e submitte Wlfn either a cert1fiea copy of or a cert ificate evidencing the tiling of any document , amendatory or otherwise , relating to the orig i nal articles in the place of the corporations creation. This form must be accompanied by appropriate fees. Page 1 of 2 Revised : 1 / 1/ 2 019

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Profit Corporation: Certificate of Amendment (PuRsuANno NRs 78.380 & 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles cPuRsuANno NRs 1s.4o3> Officer's Statement {PuRsuANT To NRs ao.o3o) 4 . Effective Date and Time: {Optional) Date: Time: (must not be later than 90 days after the certificate is filed) 5 . Information Being Changed: (Domestic Cl:lrporations only) ( • Signature: Required) Changes to takes the following effect: -·-- The entity name has been amended. The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) The purpose of the entity has been amended. ''-1, The authorized shares have been amended. The directors, managers or general partners have been amended. - IRS tax language has been added. Articles have been added. Articles have been deleted. Other. The articles have been amended as follows: (provide article numbers, if available) Article FOURTH shall be amended (see attached). (attach additional page(s) if necessary) Title ignature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required. of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. Please include any required or optional information in space below: (attach additional page(s) if necessary) This form must be accompanied by appropriate fees. Page 2 of 2 Revised; 1/1/2019